UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

VISCOUNT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

000-49746
(Commission File Number)

Nevada	88-0498181
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

4585 Tillicum Street, Burnaby, British Columbia, Canada V5J 5K9
(Address of principal executive offices) (Zip Code)

(604) 327-9446
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02	Unregistered Sale of Equity Securities.

On December 19, 2014, Viscount Systems, Inc. (the “Company”) issued 250,000 share purchase warrants, each exercisable to acquire a share of common stock of the Company at an exercise price of $0.095 per share for a period of five years from the date of issuance. The warrants were issued as compensation to a director of the Company, as disclosed in Item 5.02. The securities were issued pursuant to the exemptions from registration under Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to a Certificate of Designation, Preferences and Rights of the Series A Convertible Redeemable Preferred Stock (the “Certificate of Designation”) dated June 5, 2012, as amended, the holders of Series A Convertible Redeemable Preferred Stock (the “A Share Holders”) have the right to appoint up to two directors to the board of directors of the Company. On December 19, 2014, Mr. Geoffrey Arens was appointed as a director of the Company by the A Share Holders pursuant to such provision in the Certificate of Designation. Mr. Arens was also granted 250,000 compensation warrants, as disclosed in Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viscount Systems, Inc.
Date	December 22, 2014	(Registrant)

/s/ Dennis Raefield
Dennis Raefield, President